Exhibit 99.1

2016 Annual Shareholder Meeting April 28, 2016 3900 Paseo del Sol Santa Fe, NM 87507 www.sigmalabsinc.com 1 Copyright © 2016 Sigma Labs, Inc.

Forward Looking Statements This document including any documents which may be incorporated by reference into it, contains “Forward - Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “Forward - Looking Statements” for purposes of these provisions, including any projections of revenues or other financial items, any statements of the plans and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All Forward - Looking Statements included in this document are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any Forward - Looking Statement. In some cases, Forward - Looking Statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the Forward - Looking Statements contained herein are reasonable, there can be no assurance that such expectations or any of the Forward - Looking Statements will prove to be correct, and actual results could differ materially from those projected or assumed in the Forward - Looking Statements. Future financial condition and results of operations, as well as any Forward - Looking Statements are subject to inherent risks and uncertainties, including any other factors referred to in our press releases and reports filed with the Securities and Exchange Commission ("SEC"). All subsequent Forward - Looking Statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. 2 Copyright © 2016 Sigma Labs, Inc.

Business Summary • 2015 saw great change occur at Sigma • Began the transform of Sigma from an R&D company into an operating company • Established two operating divisions – PrintRite3D® quality assurance software products – Contract 3D Printing services • Launched EAP and OEM programs • Introduced Contour™ Software • Engaged Kilpatrick Townsend as IP Counsel 3 Copyright © 2016 Sigma Labs, Inc.

Strong Intellectual Property Provides Barriers to Entry 4 Copyright © 2016 Sigma Labs, Inc. • Achieved patents and patent filings ( IP process IP, trade secrets, and process knowhow ) that will protect the company for at least the next decade. • These two patent filings represent fundamental methodology for quality inference and closed loop control of 3D Printing 1. Method and System for Monitoring Additive Manufacturing Processes 2. Multi - Sensor Lagrangian Quality Inference for Additive Manufacturing

Market Size and Applications Market Size • Wohlers 2015 Report - In 2014, the 3D Printing industry’s primary and secondary worldwide revenues were $5.75 billion. • Wohlers 2015 Report - Forecasts that 3D Printing primary revenues alone will top $7.4 billion in 2016. • Metal 3D Printing is currently estimated to be ~15% of the total revenues in the AM markets and is expected to rapidly grow • Extrapolating from Wohlers, this would be a 3D Printing metal products market of $4 - 6 billion in 2020. Applications • Sigma Labs is targeting niche applications for near term purposes within larger market opportunities, which include – Aerospace – Healthcare – Automotive – Consumer Products Copyright © 2016 Sigma Labs, Inc. 5

PrintRite3D® Copyright © 2016 Sigma Labs, Inc. 6

Customers and Products

Customer / Licensee	Product / Program	Units in Test	Status
GE Aviation	PrintRite3D® / EAP	2	Conducted Business & JTDA
Honeywell Aerospace	PrintRite3D® / EAP	2	Conducted Business & TEA
Aerojet Rocketdyne	PrintRite3D® / EAP	2	Conducted Business
Spartacus3D, Farinia Group	PrintRite3D® / EAP	1	Conducted Business
Additive Industries NV	PrintRite3D® / OEM	1	Conducted Business & TDA
Trumpf GmbH	PrintRite3D® / OEM	1	Conducted Business & pending TDA
Edison Welding Institute	PrintRite3D® / AMC	1	Conducted Business & End User Agreement

NDA – Nondisclosure Agreement; JTDA – Joint Technology Development Agreement; TDA – Technology Development Agreement; TEA – Test & Evaluation Agreement; EAP – Early Adopter Program; AMC – Additive Manufacturing Consortium

Copyright © 2016 Sigma Labs, Inc.

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Prospective Customers and Products

Prospective Customer / Licensee	Product / Program	Status
OEMs		
EOS	PrintRite3D® / OEM	Signed NDA
Renishaw Plc	PrintRite3D® / OEM	Signed NDA
Sisma (Italy)	PrintRite3D® / OEM	Signed NDA
Michelin Fives (France)	PrintRite3D® / OEM	Signed NDA; evaluation in process
Aspect (Japan)	PrintRite3D® / OEM	In discussions
Service Bureaus		
I3D	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
Linear AMS / Moog Inc.	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted; Joint US Navy Proposal Submitted
3DMT	PrintRite3D® / EAP	Signed NDA; evaluation in process
Polyshape (France)	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
Layerwise / 3D Systems (Belgium)	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
NDA – Nondisclosure Agreement; TDA – Technology Development Agreement; EAP – Early Adopter Program		

Copyright © 2016 Sigma Labs, Inc.
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Prospective Customers and Products

Prospective Customer / Licensee	Product / Program	Status
	End Users	
Honeywell FM&T / Kansas City	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
GE Power & Water / Switzerland	PrintRite3D® / EAP	Signed NDA & Process Engineering Services Proposal Quoted
Siemens AG	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
SAFRAN Group	PrintRite3D® / EAP	Signed NDA
Solar Turbines Inc.	PrintRite3D® / EAP	Signed NDA & Process Engineering Services Proposal Quoted
SpaceX	PrintRite3D® / EAP	Signed NDA
Rolls Royce Plc	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
Pratt & Whitney	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
Michelin Tire	PrintRite3D® / EAP	Signed NDA
Blue Origin	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
BMW	PrintRite3D® / EAP	Signed NDA

NDA – Nondisclosure Agreement; TDA – Technology Development Agreement; EAP – Early Adopter Program

Copyright © 2016 Sigma Labs, Inc.

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Joint Ventures & Strategic Partnerships

- **Arete-Sigma** is a joint venture created to address the burgeoning need for service bureau providers of 3D Printing of metal parts for volume production first in North America. Sigma continues to pursue other opportunities in this market space.
- **Creatz3D Pte Lte** is a non-exclusive sales and service agent for Sigma Labs in Singapore, Indonesia and Vietnam. Creatz3D is an authorized reseller of 3D printing systems and materials, AM solutions for metal components, and rapid prototyping software.
- **Spartacus3D** will serve as a demonstration, test and evaluation site for Sigma Labs' PrintRite3D® commercialization and market adoption activities in Europe.
- **3DSIM LLC** is a provider of numerical software for 3D Printing and has signed a TDA with Sigma Labs to pursue commercial metal AM software opportunities for rapid qualification and part certification.


MetalFAB1
WORLD PREMIERE
Additive Industries


TruPrint 3000
Trumpf Lasers

Copyright © 2016 Sigma Labs, Inc.
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11 Copyright © 2016 Sigma Labs, Inc. Thank you for your continued support! Questions?